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                                                            EXHIBIT 10.3

     THIS INDENTURE OF LEASE, entered into this 12TH day of   APRIL, 1996,
between LEONARD G. JOHNSON, hereinafter called the lessor, and PORTLAND BREWING COMPANY, hereinafter called the lessee,

     WITNESSETH: In consideration of the covenants herein, the lessor hereby leases unto the lessee those certain premises, as is, situated in the City of PORTLAND, County of MULTNOMAH and State of OREGON, hereinafter called the premises, described as follows:

     406 NW 14TH  & FLANDERS.  ALSO KNOWN AS LOT 2, BLOCK 89
     COUCH'S ADDITION TO THE CITY OF PORTLAND.

     To Have and to Hold the premises commencing with the 15TH day of APRIL, 1996, and ending at midnight on the 30TH day of APRIL, 1999, for a rental of $ SEE BELOW for the whole term, which lessee agrees to pay, at 30303 SE LUSTED RD City of GRESHAM, State of OR 97080, at the following times and in the following amounts, to-wit:

     THREE YEAR LEASE WITH THREE "THREE-YEAR CONSECUTIVE OPTIONS". INITIAL MONTHLY RENT TO BE $4,950 PAYABLE ON THE FIRST DAY OF EACH AND EVERY MONTH. SEE "ADDENDUM A" FOR ADDITIONAL TERMS.

     In consideration of the leasing of the premises and of the mutual agreements herein contained, the parties agree as follows:

LESSEE'S ACCEPTANCE OF LEASE (1) The lessee accepts this letting and agrees to pay to the order of the lessor the monthly rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

USE OF PREMISES     (2a) The lessee shall use the premises during the term of
this lease for the conduct of the following business:   BREWERY & RESTAURANT
and for no other purpose whatsoever without lessor's written consent.

     (2b) The lessee will not make any unlawful, improper or offensive use of the premises; the lessee will not suffer any strip or waste thereof; the lessee will not permit any objectionable noise or odor to escape or to be emitted from the premises or do anything or permit anything to be done upon or about the premises in any way tending to create a nuisance; the lessee will not sell or permit to be sold any product, substance or service upon or about the premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted. NORMAL RESTAURANT-PUB ODOR AND NOISES PERMITTED.

     (2c) The lessee will not allow the premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; the lessee will not install any power machinery on the premises except under the supervision and with written consent of the lessor; the lessee will not store gasoline or other highly combustible materials on the premises at any time; the lessee will not use the premises in such a way or for such a purpose that the fire insurance rate on the improvements on the premises is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which the premises are situated, or which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

     (2d) The lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority
respecting the use of the premises.   These include, without limitation, all
laws, regulations and ordinances pertaining to air and water quality, Hazardous Materials as herein defined, waste disposal, air emissions, and other environmental matters. As used herein Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state, or federal law. SEE ITEM (20) BELOW.

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     (2e) The lessee shall regularly occupy and use the premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor. APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.

     (2f) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises by Tenant, its agents, employees, contractors, or invitees without the prior written consent of Landlord, which consent will not be unreasonably withheld so long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that will comply at all times with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the premises.

UTILITIES (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the premises during the term of this lease.

REPAIRS AND IMPROVEMENTS (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep the premises, including all interior and exterior walls and doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease, at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the premises with glass of as good or better quality as that now in use; it is further agreed that the lessee will make no alterations, additions or improvements to or upon the premises without the written consent of the lessor first being obtained.

     (4b) The lessor agrees to make all necessary structural repairs to the building, including exterior walls, foundation, roof, gutters and downspouts, and the abutting sidewalks. The lessor reserves and at any and all times shall have the right to repair the building of which the premises are a part, and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the premises and lessor and lessor's representatives, contractors and workers for that purpose may enter in or about the premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S RIGHT OF ENTRY (5) It shall be lawful for the lessor, the lessor's agents and representatives, at any reasonable time to enter into or upon the premises for the purpose of examining into the condition thereof, or for any other lawful purpose.

RIGHT OF ASSIGNMENT (6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the premises without the written consent of the lessor being first obtained in writing; this lease is personal to lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as above mentioned. CONSENT WILL NOT BE UNREASONABLY WITHHELD.

ICE, SNOW, DEBRIS   (8) If the premises are located at street level, then at all times lessee shall keep the sidewalks in front of the premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, the lessee will not permit rubbish, debris, ice or snow to accumulate on the roof of the building so as to stop up or obstruct gutters or downspouts or cause damage to the roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person or property caused by lessee's failure in that regard.

OVERLOADING OF FLOORS    (9) The lessee will not overload the floors of the
premises in such a way as to cause any undue or serious stress or strain upon the building in which the premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor

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may choose, to decide whether or not the floors of the premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof, and the decision of the engineer or architect shall be final and binding upon the lessee; and in the event that it is the opinion of the engineer or architect that the stress or strain is such as to endanger or injure the building, or any part thereof, then and in that event the lessee agrees immediately to relieve the stress or strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to the lessor.

ADVERTISING SIGNS   (10) The lessee will not use the outside walls of the
premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of the premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY INSURANCE (11) At all times during the term hereof, the lessee will, at the lessee's own expense, keep in effect and deliver to the lessor liability insurance policies in form, and with an insurer, satisfactory to the lessor. Such policies shall insure both the lessor and the lessee against all liability for damage to persons or property in, upon, or about the premises. The amount of such insurance shall be not less than $1,000,000 for injury to one person, not less than $1,000,000 for injuries to all persons arising out of any single incident, and not less than $1,000,000 for damage to property, or a combined single limit of not less than $1,000,000 . It shall be the responsibility of lessor to purchase casualty insurance with extended coverage so as to insure any structure on the premises against damage caused by fire or the effects of fire (smoke, heat, means of extinguishment, etc.), or any other means of loss. It shall be the responsibility of the lessee to insure all of the lessee's belongings upon the premises, of whatsoever nature, against the same. With respect to these policies, lessee shall cause the lessor to be named as an additional insured party. Lessee agrees to and shall indemnify and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, lessee's officers, agents, invitees and /or employees, as well as those arising from lessee's failure to comply the with any covenant of this lease on lessee's part to be performed, and shall at lessee's own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES (12) All partitions, plumbing, electrical wiring, additions to or improvements upon the premises, whether installed by the lessor or lessee, shall be and become a part of the building in which the premises are located as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT AND AIR (13) This lease does not grant any rights of access to light and air over the premises or any adjacent property.

DAMAGE BY CASUALTY, FIRE AND DUTY TO REPAIR       (14) In the event of the
destruction of the improvements in      which the premises are located by fire
or other casualty, either party hereto may terminate this lease as of the date of fire or casualty, provided, however, that in the event of damage to the improvements by fire or other casualty to the extent of 40 per cent or more of the sound value thereof, the lessor may or may not elect to repair the same; written notice of lessor's election shall be given lessee within fifteen days after the occurrence of the damage; if notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair, then and in that event this lease shall terminate with the date of the damage; but if the improvements in which the premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair the same with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part thereof in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part thereof which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of the premises by the lessee shall warrant; however, if the premises be but slightly

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injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by lessee, then there shall be no abatement of rent and the lessor shall repair the damage with all convenient speed.

WAIVER OF SUBROGATION RIGHTS (15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the premises, or the building or improvement of which the premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees.
It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall fully provide their own insurance protection at their own expense, and that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT DOMAIN (16) In case of the condemnation or purchase of all or any substantial part of the premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken, by either party hereto on written notice to the other and in that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE AND FOR RENT SIGNS   (17) During the period of 90 days prior to the
date above fixed for the termination of this lease, the lessor herein may post on the premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

DELIVERING UP PREMISES ON TERMINATION        (18) At the expiration of the lease
term or upon any sooner termination thereof, the lessee will quit and deliver up the premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL COVENANTS OR EXCEPTIONS (19) See "Addendum A" attached and made a part of this lease.

     (20) Lessee shall be responsible for and pay for only violations of environmental laws committed due to the operation by Lessee.

ATTACHMENT BANKRUPT DEFAULT PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of rent for a period of ten days after WRITTEN NOTICE THAT RENT IS DUE BUT UNPAID, or (2) if the lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit o creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of the premises, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at lessor's option immediately or at any time thereafter, without demand or notice, enter into and upon the premises and every part thereof and repossess the same, and expel lessee and those claiming by, through and under lessee and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

     Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall

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any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

     In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

     Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell the property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING OVER   In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the lessor.

ATTORNEY FEES AND COURT COSTS      In case suit or action is instituted to
enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party's reasonable attorney fees incurred throughout such proceeding, including at trial, on appeal, and for post-judgment collection. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER    Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES   Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope, and sent first class mail, with postage fully prepaid, and if intended for the lessor herein, then if addressed to the lessor at 30303 SE LUSTED ROAD, GRESHAM, OR 97080 and if intended for the lessee, then if addressed to the lessee at 2730 NW 31ST AVE., PORTLAND, OR 97210. Any such notice shall be deemed conclusively to have been delivered to the addressee forty-eight hours after the deposit thereof in the U.S. Mail.

HEIRS AND ASSIGNS   All rights, remedies and liabilities herein given to or
imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

     In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

     IN WITNESS WHEREOF, the parties have executed this lease on the day and year first herein above written, any corporation signature being by authority of its Board of Directors.

Leonard G. Johnson                  Portland Brewing Company

 /s/ Leonard G. Johnson             By:  /s/ C. A. Adams, President
- -----------------------                  -----------------------------


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                                       ADDENDUM A

                      TO THE LEASE DATED APRIL 12, 1996 BETWEEN
              LEONARD G. JOHNSON, LESSOR & PORTLAND BREWERY CO. LESSEE

1. PROPERTY TAXES AND INSURANCE In addition to the Rent provided in this Lease, Lessee shall pay all real property taxes, insurance premiums provided by Lessor, and assessments levied assessed or imposed upon the property during the Term of the lease. Lessee shall pay to the Lessor an amount each month which is equal to one twelfth of the estimated annual real property taxes, assessments and insurance. Lessor shall notify Lessee of the estimated monthly amount to be paid and of any changes in the estimated amount to be paid, and Lessee shall pay Lessor such estimated amount at the same time as and together with Lessee's Base Rent. When the actual taxes, assessments, and insurance are determined each year, Lessor shall furnish to the Lessee a statement showing in reasonable detail the computation of such taxes, assessments, and insurance, and the charge or credit to the Lessee for any difference between the actual amount and the estimated amount previously paid by Lessee. Any deficiency shall be reimbursed by Lessee within ten days after Lessor notice thereof and any credit shall be applied to Lessee's next succeeding payment of rent or other charges under the Lease. Should there be in effect during the Term any law, statue, or ordinance which levies, assesses, or imposes any tax (other than federal or state income tax) upon rents, Lessee shall pay such taxes as may be attributed to the Rents under this Lease or shall reimburse Lessor for any such taxes paid by Lessor within ten days after Lessor bills Lessee for the same. The Assessment shall be deemed paid over the maximum installment period allowed by law and only the current installment will be included in the periodic reimbursements by Lessee to Lessor.

2. OPTION Lessee shall have the option to renew this lease for three consecutive terms of three years each by giving lessor one year advance notice for each of three options. There will be an adjustment in the monthly rent at the commencement of each of the three year options. The adjustment in the monthly rent shall be in keeping with the fair-market rental value of the premises, but not to be less than the previous rent. If lessor and lessees do not agree on the fair-market rental, for each of the three options, at least ninety days prior to the commencement of each of the option terms, then within fifteen days Lessor and Lessee will put into a hat the names of the top 6 Commercial Real Estate Firms in the Portland area as per the most recent copy of the Business Journal's "Top 25 Commercial Real Estate Firms" list. Lessor and Lessee will draw four Commercial real Estate Firms names out of the hat and each of the forms managers will choose one of their agents with the most experience in leasing similar space, to the subject property, and the four Agents shall state in writing what they feel the fair-market rental value of for the subject property at least 10 days prior to commencement of the renewal term. The high and the low rental values will be discarded, and the remaining two rental values will be averaged, and the averaged rental amount shall be the rent payable during the three-year renewal term. Each party shall pay one half of any fee charged by the 4 Brokerage Firms.

3. REPAIRS AND IMPROVEMENTS (4a) Plan approval is required in writing prior to start of any improvement, including Engineering plans for any structural changes, portions of walls removed or the likes. Owner will not be unreasonable in approval as long as structural changed in no way effect the integrity of the building. Lessor will not be responsible for the cost of any changes or improvement to the building required by any law, statue or ordinance due to particular uses, activities, remodeling or improvements undertaken by Lessee. Lessor has approved the plan (copy received at meeting 3/29/69) for the remodeling. Lessee will be responsible for painting exterior of building.

4. FIXTURES (12) Upon the expiration of this lease, the lessee shall, subject to any debts due to the lessor, be entitles to remove it's brewing production equipment from that portion of the building address being 1339 NW Flanders, provided that in so doing lessee shall promptly, at it's own expense, repair any injury, damage to the premises as nearly as possible to their original condition at the time of commencement hereof, subject only to reasonable wear and tear.

5. LIABILITY INSURANCE (11) Lessee shall have copies of insurance policies in form delivered to lessor, such policies shall insure lessee and lessor. All copies of insurance delivered to lessor must contain provisions that company writing said policies will give lessor thirty days notice in writing in advance of any cancellation or lapse or any changes in coverage. Lessee shall be insured for loss of business. Lessor shall have no liability regarding, and Lessee shall defend and indemnify Lessor from, any claim made by a third party based upon the service or consumption of alcohol at the premises leased.

6. SALE OF PROPERTY BY OWNER Should the owner during the term of this lease, offer for sale the building and property to anyone other than a relative to the owner, The owner will include in the earnest the money agreement a clause stating Portland Brewing Company has 30 days to notify owner that they choose to purchase building at the same price, terms and condition. Promptly upon execution of such agreement, Lessor shall deliver a copy of the same to Lessee and allow Lessee a period of 30 days within which to agree to acquire the premises from Lessor on the terms set forth in such earnest money agreement.

7. EXPIRATION OF PREVIOUS LEASE Portland Brewing Company has previously leaded a portion of such building under a lease dated April 28, 1994, and Robert W. Edwards has previously leased the balance of building under a lease dated August 12, 1995. This lease supersedes and replaces both of such earlier leases, as Portland Brewing Company will continue to occupy its previous premises and will also take occupancy of the remainder of the building, pursuant to this lease. Upon execution of this lease, prepaid rents shall be transferred for the benefit of Lessee under this lease and the old leases shall be treated as expired

8. AGREEMENT All parties to the above leases agree to sign document, agreeable to all parties, stating there willingness to cancel the present two leases in favor of this new lease and to treat them as expired.

9. ESTOPPELS Within 10 days of request by one party, the other party shall execute and estoppel certificate in reasonable form confirming the existence, terms and effectiveness of this Lease and whether the Lessee is or is not in default.

Lessor:

       /s/ Leonard G. Johnson
       -------------------------
       Leonard G. Johnson

Lessee: PORTLAND BREWING COMPANY,
        an Oregon corporation

     By:   /s/ Charles A. Adams
           --------------------
     Its:   President
           --------------------